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                                                                    Exhibit 23.1



        Consent of Feltons Chartered Accountants, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72235) pertaining to the Onyx Software Corporation 1998 Stock Incentive Compensation Plan, Onyx Software Corporation Amended and Restated 1994 Combined Incentive and Nonqualified Stock Option Plan, and Onyx Software Corporation 1998 Employee Stock Purchase Plan, of our report dated October 29, 1999 with respect to the financial statements of Market Solutions Limited included in this Current Report (Form 8-K) of Onyx Software Corporation filed December 14, 1999.


FELTONS CHARTERED ACCOUNTANTS

Windsor, Berkshire
December 13, 1999